UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2006

ALLIANCE LAUNDRY SYSTEMS LLC

ALLIANCE LAUNDRY CORPORATION

ALLIANCE LAUNDRY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-56857	39-1927923
DELAWARE	333-56857-01	39-1928505
DELAWARE	333-56857-02	52-2055893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shepard Street, P.O. Box 990

RIPON, WISCONSIN 54971-0990

(Address of Principal executive offices, including Zip Code)

(920) 748-3121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2006, Alliance Laundry Systems LLC (“Alliance Laundry”), Alliance Laundry Holdings LLC (“Holdings”), Alliance Laundry Corporation (“Laundry Corporation” and, together with Alliance Laundry, the “Issuers”) and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of January 27, 2005, as amended by the supplemental indenture, dated as of January 27, 2005 (the “Indenture”), among Alliance Laundry, successor by merger to ALH Finance LLC, Laundry Corporation, successor by merger to ALH Finance Corporation, Holdings and the Trustee relating to the Issuers’ 8½% Senior Subordinated Notes due 2013 (the “Notes”). The Supplemental Indenture amends the Indenture to require the Issuers to cause each newly acquired or created restricted domestic subsidiary to guarantee the obligations of the Issuers under the Indenture and the Notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE LAUNDRY SYSTEMS LLC
(Registrant)

/s/ Thomas L’Esperance
Date: July 21, 2006	Name:	Thomas L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President, Chief Financial Officer

ALLIANCE LAUNDRY CORPORATION
(Registrant)

/s/ Thomas L’Esperance
Date: July 21, 2006	Name:	Thomas L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President, Chief Financial Officer

ALLIANCE LAUNDRY HOLDINGS LLC
(Registrant)

/s/ Thomas L’Esperance
Date: July 21, 2006	Name:	Thomas L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President, Chief Financial Officer

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